Arteris Announces Financial Results for the First Quarter and Estimated Second Quarter and Updated Full Year 2025 Guidance
CAMPBELL, Calif. - May 13, 2025 - Arteris, Inc. (Nasdaq: AIP), a leading provider of system IP which accelerates system-on-chip (SoC) creation, today announced financial results for the first quarter ended March 31, 2025 and provided estimated second quarter and updated full year 2025 guidance.
“In the first quarter, we delivered record annual contract value plus royalties of $66.8 million and generated $2.7 million in positive free cash flow, driven by sustained demand for commercial semiconductor System IP products across enterprise computing, communications, and automotive semiconductors,” said K. Charles Janac, President and CEO of Arteris. “Looking beyond the near-term macroeconomic uncertainty, we believe our deepening relationships with leading global innovators and our strong product offering positions us well for long-term growth. We remain encouraged by the strength of our deal pipeline and the increasing interest among major customers to expand their outsourcing to the commercial market for semiconductor System IP products, where Arteris brings deep specialization and proven expertise,” concluded Janac.
First Quarter 2025 Financial Highlights:
•Revenue of $16.5 million, up 28% year-over-year
•Annual Contract Value (ACV) plus royalties of $66.8 million, up 15% year-over-year, growing to the highest level we have ever reported
•Remaining performance obligation (RPO) of $88.9 million, up 19% year-over-year, growing to the highest level we have ever reported
•Operating loss of $7.7 million, compared to an operating loss of $9.1 million in the first quarter of 2024
•Non-GAAP operating loss of $3.2 million, compared to a Non-GAAP operating loss of $5.3 million in the first quarter of 2024
•Net loss of $8.1 million or $0.20 per share
•Non-GAAP net loss of $3.6 million or $0.09 per share
•Non-GAAP free cash flow of positive $2.7 million or 16% of revenue
First Quarter 2025 Business Highlights:
•Strong first quarter of 2025, reaching another record high ACV plus royalties of $66.8 million, and generating non-GAAP positive free cash flow of $2.7 million. Deal activity was driven by steady customer adoption in our key vertical markets: enterprise computing, communications, and automotive, with uptake fueled by growing adoption of chiplets and AI compute;
•Large customers are expanding their deployments of Arteris products, including four top 30 technology companies taking additional licenses in the quarter;
•Growing success in the automotive space as we added another top global automotive OEM to our list of customers. We now have direct license agreements with 10 automotive OEMs;
•Nextchip chose FlexNoC IP with AI and functional safety support for use in its next-generation vision based ADAS technology;
•Released the latest generation of Magillem register management automation software used for hardware and software integration, providing a single source of data for SoC development;
•Joined the Intel Foundry Accelerator program, becoming members of the IP Alliance and Chiplet Alliance, enabling a robust network of ecosystem partners to interoperate and accelerate creation of advanced multi-die silicon solutions;

•Recipient of three awards in the annual American Business Awards, including gold award for Most Innovative Tech Company of the Year, gold award for Technical Innovation of the Year, and silver award for Product Innovation; and
•Announced the opening of a new engineering and customer support center in Krakow, Poland, which will support the development of Arteris interconnect and SoC integration software.
Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP operating loss margin, Non-GAAP net loss, Non-GAAP net loss per share, free cash flow and free cash flow margin are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.
Estimated Second Quarter and Updated Full Year 2025 Guidance:

	Q2 2025	FY 2025
(in millions)
ACV + royalties	$66.0 - $70.0	$71.0 - $79.0
Revenue	$16.1 - $16.5	$65.0 - $71.0
Non-GAAP operating loss	$3.0 - $4.0	$7.0 - $14.0
Free cash flow	$(5.0) - $0.0	$0.0 - $8.0
The guidance provided above are forward-looking statements and reflects Arteris' expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, active customers, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call today on May 13, 2025 to review its first quarter 2025 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	1-800-717-1738
International Toll:	1-646-307-1865
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of Arteris' website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris is a leading provider of system IP for the acceleration of system-on-chip (SoC) development across today’s electronic systems. Arteris networks-on-chip (NoC) interconnect IP and SoC integration automation technology enable higher product performance with lower power consumption and faster time to market, delivering better SoC economics so its customers can focus on dreaming up what comes next. Learn more at arteris.com.
© 2004-2025 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at https://www.arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding our future financial and operating performance, including our GAAP and Non-GAAP estimated second quarter and updated full year 2025 guidance; continuing to deepen our relationships with lead global innovators and maintaining a strong product offering and being well positioned for long-term growth as well as realizing any long-term growth. The words such as "may," "will," "could," "expect," "approximately," "believe," "estimate," "future," "potential," "guidance," "outlook," and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; whether semiconductor companies in the automotive market, enterprise computing market, communications market, consumer electronics market, and industrial markets incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets including, but not limited to, the imposition of tariffs in markets where we operate; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine as well as the ongoing conflict in the Middle East; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China, including as a result of changes to trade relations between the United States and China; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 to be filed with the Securities and Exchange Commission (SEC) on May 13, 2025. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended March 31, 2025 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue
Licensing, support and maintenance	$15,335	$11,739
Variable royalties and other	1,197	1,208
Total revenue	16,532	12,947
Cost of revenue	1,526	1,468
Gross profit	15,006	11,479
Operating expenses:
Research and development	11,862	10,835
Sales and marketing	6,529	5,456
General and administrative	4,323	4,322
Total operating expenses	22,714	20,613
Loss from operations	(7,708)	(9,134)
Interest expense	(48)	(76)
Other income (expense), net	718	936
Loss before income taxes and loss from equity method investment	(7,038)	(8,274)
Loss from equity method investment, net of tax	815	759
Provision for income taxes	268	370
Net loss	$(8,121)	$(9,403)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.25)
Weighted average shares used in computing per share amounts, basic and diluted	40,853,048	37,709,058

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of
	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$16,371	$13,684
Short-term investments	25,942	30,157
Accounts receivable, net of allowance of $115 and $131 as of March 31, 2025 and December 31, 2024, respectively	10,268	20,608
Prepaid expenses and other current assets	4,823	4,634
Total current assets	57,404	69,083
Property and equipment, net	3,434	4,019
Long-term investments	12,779	8,504
Equity method investment	4,987	5,802
Operating lease right-of-use assets	4,327	3,838
Intangibles, net	2,803	3,024
Goodwill	4,178	4,178
Other assets	8,407	7,687
TOTAL ASSETS	$98,319	$106,135
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$227	$539
Accrued expenses and other current liabilities	13,710	15,899
Operating lease liabilities, current	1,047	917
Deferred revenue, current	40,172	40,445
Vendor financing arrangements, current	1,383	1,482
Total current liabilities	56,539	59,282
Deferred revenue, noncurrent	33,552	35,177
Operating lease liabilities, noncurrent	3,495	2,998
Vendor financing arrangements, noncurrent	368	594
Deferred income, noncurrent	7,340	7,631
Other liabilities	1,846	1,641
Total liabilities	103,140	107,323
Stockholders' deficit:
Preferred stock, par value of $0.001 - 10,000,000 shares authorized as of both March 31, 2025 and December 31, 2024; no shares issued and outstanding as of both March 31, 2025 and December 31, 2024	—	—
Common stock, par value of $0.001 - 300,000,000 shares authorized as of both March 31, 2025 and December 31, 2024; 41,403,294 and 40,724,936 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	41	40
Additional paid-in capital	140,015	135,522
Accumulated other comprehensive income	129	135
Accumulated deficit	(145,006)	(136,885)
Total stockholders' deficit	(4,821)	(1,188)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$98,319	$106,135

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,121)	$(9,403)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	844	833
Stock-based compensation	4,313	3,657
Amortization of deferred income	(291)	(294)
Loss from equity method investment	815	759
Net accretion of discounts on available-for-sale securities	(128)	(181)
Other, net	183	31
Changes in operating assets and liabilities:
Accounts receivable, net	10,339	(262)
Prepaid expenses and other assets	(911)	479
Accounts payable	(308)	546
Accrued expenses and other liabilities	(1,977)	904
Deferred revenue	(1,898)	3,408
Net cash provided by operating activities	2,860	477
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(183)	(196)
Purchases of available-for-sale securities	(8,738)	(3,421)
Proceeds from maturities of available-for-sale securities and other	8,800	15,519
Net cash (used in) provided by investing activities	(121)	11,902
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under vendor financing arrangements	(227)	(197)
Proceeds from exercise of stock options	148	241
Other financing activities	27	—
Net cash (used in) provided by financing activities	(52)	44
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,687	12,423
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	14,072	14,084
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$16,759	$26,507

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP gross profit" and "Non-GAAP gross margin" as GAAP gross profit and GAAP gross margin, respectively, adjusted for stock-based compensation expense included in cost of revenue and amortization of acquired intangible assets included in cost of revenue. We define “Non-GAAP loss from operations” as our GAAP loss from operations adjusted to exclude stock-based compensation expense and amortization of acquired intangible assets. We define “Non-GAAP net loss” as our net loss adjusted to exclude stock-based compensation and amortization of acquired intangible assets.
We define “Non-GAAP net loss per share attributable to common stockholders, basic and diluted”, as our Non-GAAP net loss divided by our GAAP weighted-average number of shares outstanding for the period on a basic or diluted basis, respectively. Management uses this non-GAAP measure to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP gross profit, Non-GAAP loss from operations and Non-GAAP net loss provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment.

Other Business Metrics
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We define ACV plus royalties as ACV plus the trailing-twelve-months variable royalties and other revenue.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including deferred revenue, billed and unbilled cancelable and non-cancelable contracted amounts.
Active Customers – we previously provided active customers for the period as a business metric. As we strategically shift our focus to increased sales volume from existing larger customers, rather than number of new customers added in the period, we no longer consider active customers as a metric to evaluate our business.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Gross profit	$15,006	$11,479
Add:
Stock-based compensation expense included in cost of revenue	205	189
Amortization of acquired intangible assets (1)	50	50
Non-GAAP gross profit	$15,261	$11,718
Gross margin	91%	89%
Non-GAAP gross margin	92%	91%

Research and development	$11,862	$10,835
Stock-based compensation expense	(1,973)	(1,608)
Amortization of acquired intangible assets (1)	(110)	(85)
Non-GAAP research and development	$9,779	$9,142

Sales and marketing	$6,529	$5,456
Stock-based compensation expense	(969)	(723)
Amortization of acquired intangible assets (1)	(57)	(57)
Non-GAAP sales and marketing	$5,503	$4,676

General and administrative	$4,323	$4,322
Stock-based compensation expense	(1,166)	(1,137)
Non-GAAP general and administrative	$3,157	$3,185

Loss from operations	$(7,708)	$(9,134)
Stock-based compensation expense	4,313	3,657
Amortization of acquired intangible assets (1)	217	192
Non-GAAP loss from operations	$(3,178)	$(5,285)

Net loss	$(8,121)	$(9,403)
Stock-based compensation expense	4,313	3,657
Amortization of acquired intangible assets (1)	217	192
Non-GAAP net loss (2)	$(3,591)	$(5,554)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.25)
Per share impacts of adjustments to net loss (3)	$0.11	$0.10
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.15)

Weighted average shares used in computing per share amounts, basic and diluted	40,853,048	37,709,058
(1) Represents the amortization expenses of our intangible assets attributable to our acquisitions.
(2) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(3) Reflects the aggregate adjustments made to reconcile Non-GAAP net loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.

Free Cash Flow

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$2,860	$477
Less:
Purchase of property and equipment	(183)	(196)
Free cash flow	$2,677	$281
Net cash (used in) provided by investing activities	$(121)	$11,902
Net cash (used in) provided by financing activities	$(52)	$44